  As filed with the Securities and Exchange Commission on June 17, 1997.
                                              Registration No. 333-______
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     ------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ------------

                                 MICHAELS STORES, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                 75-1943604
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                                8000 Bent Branch Drive
                                 Irving, Texas 75063
                                   P.O. Box 619566
                                DFW, Texas 75261-9566
                                    (972) 409-1300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     ------------

                                  R. Michael Rouleau
                               Chief Executive Officer
                                Michaels Stores, Inc.
                                8000 Bent Branch Drive
                                 Irving, Texas  75063
                                    (972) 409-1300

                       (Name, address, including zip code, and
                        telephone number, including area code,
                                of agent for service)

                                     ------------

                                   With copies to:
        Mark V. Beasley, Esq.                           Robert L. Estep, Esq.
        Michaels Stores, Inc.                        Jones, Day, Reavis & Pogue
        8000 Bent Branch Drive                        2300 Trammell Crow Center
         Irving, Texas 75063                               2001 Ross Avenue
           (972) 409-1300                                Dallas, Texas 75201
                                                            (214) 220-3939

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    / / __________.


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                             Proposed    Proposed
                                              Maximum     Maximum
        Title of               Amount        Offering    Aggregate   Amount of
     Securities to              to be        Price per   Offering   Registration
     be Registered           Registered (1)  Share (2)   Price (2)     Fee (2)
-------------------------------------------------------------------------------
Common Stock, par value
 $0.10 per share............   6,800,000      $20.75   $141,100,000   $42,758
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   1. Represents shares issuable in connection with the exercise of options available for grant under the Michaels Stores, Inc. 1997 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
   2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq National Market System on June 13, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      Subject to Completion, Dated June 17, 1997


PROSPECTUS

                                   6,800,000 SHARES

                                MICHAELS STORES, INC.

                                     Common Stock

    This Prospectus relates to the offer and sale by Michaels Stores, Inc. ("Michaels" or the "Company") of up to 6,800,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") to be granted from time to time to eligible persons pursuant to the provisions of the Michaels Stores, Inc. 1997 Stock Option Plan (the "Plan") and the subsequent offer and sale of such Shares from time to time by certain of such persons or permitted transferees (collectively, the "Selling Stockholders"). In addition, this Prospectus relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

    Sales by the Selling Stockholders may be made through the Nasdaq National Market System, on one or more exchanges, or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

    The Common Stock is quoted on the Nasdaq National Market System under the symbol "MIKE." On June 16, 1997, the closing price of the Common Stock on the Nasdaq National Market System was $20.625. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $58,000.

                                 ------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------







                The date of this Prospectus is June __, 1997.

                            AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market. Copies of such reports and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997,
(ii) the Company's Quarterly Report on Form 10-Q for the period ended May 3, 1997, and (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-11822), filed August 30, 1991.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to the General Counsel of the Company at 8000 Bent Branch Drive, Irving, Texas 75063 (telephone: (972) 409-1300).

                                 THE COMPANY

    The Company is the nation's largest retailer dedicated to serving the arts, crafts and decorative items marketplace. The Company's Michaels stores offer a wide selection of competitively priced items, including general crafts, home decor items, picture framing materials and services, art and hobby supplies, party supplies, silk and dried flowers, wearable art and seasonal and holiday merchandise. Since March 1995, when the Company acquired Aaron Brothers Holdings, Inc., the Company has also operated the Aaron Brothers specialty framing and art supply stores located primarily in California. The Company's principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063, and the Company's telephone number at such address is (972) 409-1300.

                               USE OF PROCEEDS

    The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

    This Prospectus covers the purchase from the Company of an aggregate of up to 6,800,000 Shares, plus such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

    Pursuant to the provisions of the Plan, the Board of Directors of the Company (the "Board") and/or the 1997 Stock Option Committee of the Board (the "1997 Stock Option Committee") will, among other things, determine from time to time (i) the individuals, from among the executive officers, key employees, advisors, consultants, and directors of the Company and its subsidiaries, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option (provided the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any participant under the Plan may not exceed 1,500,000 shares during any single calendar year), and (iii) the purchase price of Common Stock subject to each Option, which may not be less than the fair market value of the Common Stock on the date of grant.

    As of the date of this Prospectus, no Options had been granted pursuant to the Plan. Information regarding the identity of the Selling Stockholders, the number of Options granted and certain information relating to the Selling Stockholders will be provided by supplement to this Prospectus.


                            1997 STOCK OPTION PLAN

GENERAL

    A copy of the Plan has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The summaries of certain provisions of the Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms. Copies of the Plan and additional information regarding the Plan and the Plan's administrators may be obtained by contacting the Company. See "Incorporation of Certain Documents by Reference." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to such terms in the Plan.

PURPOSE AND ADOPTION

    The Plan is intended to provide incentive compensation to certain of the Company's executive officers, key employees, directors, advisors and consultants. The Plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, the Company. The Board adopted the Plan effective as of June 6, 1997, subject to the approval of the shareholders of the Company. The shareholders approved the adoption of the Plan at the annual meeting of shareholders held June 6, 1997.

SHARES COVERED

    As of June 12, 1997, the total number of shares of Common Stock available for issuance under the Plan was 6,800,000. No options had been granted pursuant to the Plan as of such date. Under the terms of the Plan, if at the close of business on the last day of any fiscal quarter of the Company, the sum of (i) the total number of shares of Common Stock theretofore issued upon the exercise of Options, (ii) the total number of shares of Common Stock then subject to outstanding Options, and (iii) the total number of shares of Common Stock then remaining available under the Plan to be made subject to future grants of Options (such sum being the "Company Actual Number"), is less than 20% of the total number of shares of Common Stock then outstanding on a fully diluted basis (the "Company Target Number"), the number of shares of Common Stock available for issuance under the Plan will automatically be increased to a number that will result in the Company Actual Number being equal to the Company Target Number.

OPTIONS

    The Plan authorizes the grant of Options to purchase shares of Common Stock that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which permit a participant to benefit from increases in the value of shares of Common Stock above a predetermined purchase price per share. The Options are more fully described under "- Description of Awards" below.

ADMINISTRATION


    The Plan is administered by the 1997 Stock Option Committee and the Board, which have the authority, subject to certain restrictions set forth in the Plan, to determine from time to time the individuals to whom Options will be granted; to determine the number of shares to be covered by each Option; to determine the time or times at which Options will be granted; and to interpret and construe the provisions of the Plan and the instruments by which Options will be evidenced; PROVIDED that the 1997 Stock Option Committee has exclusive authority with respect to Options intended to comply with Section 162(m) of the Code.
All of the members of the 1997 Stock Option Committee, which may not be comprised of less than two members, are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act.

    Any interpretation, construction or determination by the 1997 Stock Option Committee or the Board, as applicable, will be final and conclusive; PROVIDED that in the event the 1997 Stock Option Committee disagrees with the Board with respect to such interpretation, construction or determination, the Board's determination will be final and conclusive.

ELIGIBILITY

    Executive officers, key employees, directors, advisors and consultants of the Company and its subsidiaries, are eligible to receive grants of Options.

TRANSFERABILITY

    Options granted under the Plan may be subject to such transfer restrictions, if any, as the 1997 Stock Option Committee or the Board, as applicable, may determine.

ADJUSTMENTS


    The 1997 Stock Option Committee or the Board may make or provide for such adjustments in the maximum number of shares available under the Plan, in the number of shares of Common Stock covered by outstanding Options, in the purchase price per share of Common Stock covered by Options, and/or in the kind of shares covered thereby (including shares of another issuer), as the 1997 Stock Option Committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Plan participants that otherwise would result from any stock divided, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

VESTING OF CERTAIN OPTIONS UPON A CHANGE IN CONTROL

    The stock option agreement evidencing any Option may provide for the earlier exercise of such Option in the event of a change in control of the Company (as defined in such stock option agreement or in any agreement referenced in such stock option agreement) or in the event of any other similar transaction or event.

NONQUALIFIED AND UNFUNDED

    The Plan is unfunded and does not give participants any rights that are superior to those of the Company's general creditors. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

CONTINUATION AND TERMINATION OF EMPLOYMENT OR ADVISOR RELATIONSHIP

    The Plan does not confer upon any Plan participant any right with respect to continuance of employment or other service with the Company or any of its subsidiaries and does not interfere in any way with any right that the Company or any of its subsidiaries would otherwise have to terminate a Plan participant's employment or other service at any time.


TERMINATION AND AMENDMENT

    The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Options. The Plan may be amended by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Options, the 1997 Stock Option Committee or the Board may amend the Plan to the extent of any such requirement, amendment, or supplement, and all Options then outstanding will be subject to such amendment.

DESCRIPTION OF AWARDS

    The Plan does not specify a maximum term for Options granted thereunder.
The exercise price of Common Stock subject to an Option granted pursuant to the Plan shall be no less than the fair market value per share of the Common Stock on the date determined as the grant date in accordance with the authorization of the 1997 Stock Option Committee or the Board, as the case may be. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any participant in the Plan during the term of the Plan shall not exceed 1,500,000 shares of Common Stock during any single calendar year. A grant of Options may provide for the deferred payment of the exercise price from the proceeds of sales through a bank or broker on the exercise date of some or all of the shares of Common Stock to which such exercise relates. The 1997 Stock Option Committee or the Board may, without the consent of the holder of an Option, amend any option agreement in various respects, including acceleration of the time at which the Option may be exercised, extension of the expiration date, reduction of the purchase price and waiver of other conditions or restrictions.

    Payment for Common Stock purchased upon the exercise of an Option may be made in cash or by check acceptable to the Company, by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock already owned by the Plan participant having an actual or constructive value as of the time of exercise equal to the total exercise price, by any other legal consideration, or a combination of any of the foregoing, as required or approved by the Board or the 1997 Stock Option Plan Committee, as applicable, in its discretion. The Plan does not require that a participant hold shares received upon the exercise of Options for a specified period and would permit immediate sequential exercises of Options with the exercise price therefor being paid in shares of Common Stock, including shares acquired as a result of prior exercises of Options.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of certain federal income tax consequences of the grant or award of Options under the Plan is based on the Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Option or the shares of Common Stock purchased thereunder.

    Options granted under the Plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Acquired Shares"), no gain or loss will be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The optionee's basis in the number of shares received equal to the number of Previously Acquired Shares surrendered would be the same as the optionee's basis in the Previously Acquired Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

    SPECIAL RULES APPLICABLE TO INSIDERS. In limited circumstances where the sale of shares of Common Stock that are received as the result of the exercise of an Option could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the shares received could subject the officer or director to suit under
Section 16(b) of the Exchange Act, but not longer than six months.

    GENERAL MATTERS APPLICABLE TO THE COMPANY. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or a subsidiary, as the case may be, would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Code, and (iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply. Awards granted under the Plan may be subject to acceleration in the event of a change in control of the Company. Therefore, it is possible that these change-in-control features may affect whether amounts realized upon the receipt or exercise of Options will be deductible by the Company under the "excess parachute payments" provisions of the Code.

    BECAUSE THE TAX CONSEQUENCES TO A PLAN PARTICIPANT MAY VARY DEPENDING ON
HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH PLAN PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

                               PLAN OF DISTRIBUTION

    The Shares may be issued to the Selling Shareholders from time to time by the Company upon the exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (v) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vi) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (vii) an exchange distribution in accordance with the rules of such exchange, or in transactions in the over the counter market including, without limitation, the Nasdaq National Market System. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

                                  LEGAL MATTERS

    Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of the Company.

                                     EXPERTS

    The consolidated financial statements of Michaels Stores, Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 1, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           FORWARD-LOOKING INFORMATION

    Certain statements contained in this Prospectus (including the documents incorporated by reference herein) which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, customer demand and trends in the arts, crafts and decorative items industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of competitors' locations and pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new technologies such as point-of-sale systems, supply constraints or difficulties, the results of financing efforts, the effect of the Company's accounting policies and other risks detailed in this Prospectus (including the documents incorporated by reference herein).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION
WITH THE OFFERING HEREBY TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION
NOT CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY.
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER                 6,800,000 SHARES
TO BUY ANY SECURITIES TO ANY PERSON OR BY
ANYONE IN ANY JURISDICTION WHERE SUCH OFFER
OR SOLICITATION WOULD BE UNLAWFUL.  NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY                      MICHAELS STORES, INC.
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
THE INFORMATION CONTAINED HEREIN IS CORRECT
AS OF ANY DATE SUBSEQUENT TO THE DATE
HEREOF.

              ------------------
                                                             COMMON STOCK

              TABLE OF CONTENTS

                                         Page
                                         ----
Available Information...................   2
                                                            -------------
Incorporation of Certain Documents
 by Reference...........................   2                 PROSPECTUS

The Company.............................   3                -------------

Use of Proceeds.........................   3

Selling Stockholders....................   3

1997 Stock Option Plan..................   3                JUNE __, 1997

Plan of Distribution....................   7

Legal Matters...........................   7

Experts.................................   7

Forward-Looking Information.............   8

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS



    ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

         Registration Fee.............................    $42,758
         Printing, Engraving and Filing Expense.......    $ 3,000
         Accounting Fees and Expense..................    $ 5,000
         Legal Fees and Expense.......................    $ 6,000
         Miscellaneous................................    $ 1,242
                                                          -------
         Total........................................    $58,000
                                                          =======

    ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, which appears as Exhibit 4.1 to this Registration Statement, which provides for indemnification of directors and officers.

    Reference is made to Article IX of the Company's amended Bylaws which appear as Exhibit 4.2 to this Registration Statement, which provides for indemnification of directors and officers.

    In addition, the Company has entered into Indemnity Agreements with certain of its executive officers and directors.

    The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    ITEM 16.  EXHIBITS.

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

 Exhibit
  Number                   Description of Exhibit
  ------                   ----------------------
   4.1      Restated Certificate of Incorporation of the Registrant. (1)
   4.2      Bylaws of the Registrant, as amended and restated. (2)

 Exhibit
  Number                   Description of Exhibit
  ------                   ----------------------
   4.3      Form of Common Stock Certificate. (3)
   5.1      Opinion of Jones, Day, Reavis & Pogue. (3)
  23.1      Consent of Ernst & Young LLP. (3)
  23.2      Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5.1).
  24.1      Power of attorney. (Included on Signature Page hereof.)
  99.1      Michaels Stores, Inc. 1997 Stock Option Plan. (3)
_______________

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.
(3) Filed herewith.


    ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on June 17, 1997.

                               MICHAELS STORES, INC.


                               By:         /s/ Bryan M. DeCordova
                                   ---------------------------------------
                                               Bryan M. DeCordova
                                          Executive Vice President -
                                            Chief Financial Officer

    Each person whose signature appears below authorizes R. Michael Rouleau, Bryan M. DeCordova and Mark V. Beasley, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.



         Signatures                         Title
         ----------                         -----


------------------------------        Chairman of the
Sam Wyly                             Board of Directors         June 17, 1997

/s/ Charles J. Wyly, Jr.
------------------------------      Vice Chairman of the        June 17, 1997
Charles J. Wyly, Jr.                 Board of Directors

/s/ R. Michael Rouleau
------------------------------         President and            June 17, 1997
R. Michael Rouleau                Chief Executive Officer
                                (Principal Executive Officer)

/s/ Bryan M. DeCordova
------------------------------   Executive Vice President -    June 17, 1997
Bryan M. DeCordova                 Chief Financial Officer
                                   (Principal Financial and
                                      Accounting Officer)

/s/ Evan A. Wyly
------------------------------        Managing Director         June 17, 1997
Evan A. Wyly

/s/ Donald R. Miller, Jr.
------------------------------       Managing Director and      June 17, 1997
Donald R. Miller, Jr.                  Vice President -
                                      Market Development

/s/ Michael C. French
------------------------------         Managing Director        June 17, 1997
Michael C. French

/s/ Dr. F. Jay Taylor
------------------------------              Director            June 17, 1997
Dr. F. Jay Taylor

/s/ Richard E. Hanlon
------------------------------              Director            June 17, 1997
Richard E. Hanlon

                                  INDEX TO EXHIBITS

  Exhibit
  Number     Description of Exhibit
  ------     ----------------------
    4.1      Restated Certificate of Incorporation of the Registrant. (1)
    4.2      Bylaws of the Registrant, as amended and restated. (2)
    4.3      Form of Common Stock Certificate. (3)
    5.1      Opinion of Jones, Day, Reavis & Pogue. (3)
   23.1      Consent of Ernst & Young LLP. (3)
   23.2      Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5.1).
   24.1      Power of attorney.  (Included on Signature Page hereof.)
   99.1      Michaels Stores, Inc. 1997 Stock Option Plan. (3)
_______________

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.
(3) Filed herewith.